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Exhibit 14(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-105401), on Form S-8 (File No. 333-12366), on Form S-8 (File No. 333-90900), on Form S-8 (File No. 333-14098), on Form S-8 (File No. 333-13932), on Form S-8 (File No. 333-13498), on Form S-8 (File No. 333-13170), on Form S-8 (File No. 333-12974), on Form S-8 (File No. 333-12628), on Form S-8 (File No. 333-12364), on Form S-8 (File No. 333-11690), on Form S-8 (File No. 333-10514), on Form S-8 (File No. 333-10446), on Form S-8 (File No. 333-08180), on Form S-8 (File No. 333-06786), and on Form S-8 (File No. 33-93770) of Nokia Corporation of our report dated January 22, 2004 relating to the financial statements, which appears in this Form 20-F.

/s/ PRICEWATERHOUSECOOPERS OY PricewaterhouseCoopers Oy Espoo, Finland February 6, 2004

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  Exhibit 14(a)
CONSENT OF INDEPENDENT ACCOUNTANTS